D1048476

LLC-1A | File # 201033810023

State of California
Secretary of State

Limited Liability Company
Articles of Organization - Conversion

IMPORTANT — Read all instructions before completing this form.

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

DEC - 8 2010

This Space For Filing Use Only

Converted Entity Information

1. NAME OF LIMITED LIABILITY COMPANY (End the name with the words "Limited Liability Company," or the abbreviations "LLC" or "L.L.C." The words "Limited" and "Company" may be abbreviated to "Ltd." and "Co.," respectively.)

International Logging LLC

2. THE PURPOSE OF THE LIMITED LIABILTY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

☑ ONE MANAGER ☐ MORE THAN ONE MANAGER ☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)

4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE	CITY	STATE	ZIP CODE
515 Post Oak Boulevard, Suite 600	Houston	TX	77027

5. NAME OF AGENT FOR SERVICE OF PROCESS (Item 6: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item 6: If the agent is an individual, enter the agent's business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent. Check the box and omit the mailing address if the agent's mailing address is the same as the address in Item 6.)

C T Corporation System

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA	CITY	STATE	ZIP CODE
		CA	

7. MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS	CITY	STATE	ZIP CODE

☐ THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENT'S BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.

Converting Entity Information

8. NAME OF CONVERTING ENTITY

International Logging, Inc.

9. FORM OF ENTITY	10. JURISDICTION	11. CA SECRETARY OF STATE FILE NUMBER, IF ANY
Corporation	California	C1673592

12. THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE	AND	THE PERCENTAGE VOTE REQUIRED OF EACH CLASS
Common - 629,740		majority

Additional Information

13. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

14. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

December 3, 2010
DATE

James M. Hudgins
SIGNATURE OF AUTHORIZED PERSON

James M. Hudgins, Vice President
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

SIGNATURE OF AUTHORIZED PERSON

Joseph C. Henry, Vice President and Secretary
TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

LLC-1A (REV 04/2010) APPROVED BY SECRETARY OF STATE